SEC 873 (06/2003)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2003

VIROPRO INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

333-06718

13-3124057

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

3163 Kennedy Boulevard, Jersey City, NJ  07306

(Address of principal executive offices) (Zip Code)

(201) 217-4137

Registrant's telephone number, including area code:

(Former Name or Former Address if Changed Since Last Report)

Item 5.

 Other Events.

The Registrant is amending this filing to correct the effective date of the reverse split to November 26, 2003.  The Registrant is also taking this opportunity to supply the information made public this day in a press release and to announce a new member of the board of directors.

Effective November 26, 2003, the Registrant implemented a reverse split in the ratio of 1:12.14 of both the authorized and the outstanding stock.  As a result there are currently 4,118,616 shares authorized of which 4,116,974 are outstanding.

The registrant announced today that its Board has begun to implement a program aimed at making it a more attractive suitor for potential merger or acquisition candidates. The first step taken by the Board was the implementation of a reverse split of the Company’s common stock.

The registrant also announces that effective October 31, 2003, Mr. Richard Lee was appointed to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 26, 2003

VIROPRO INC.

       /S/ Hugh D. Johnson

By:

Hugh D. Johnson

President